Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

Allwyn Entertainment AG

(Exact Name of Registrants as Specified in their Respective Charters)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(4)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(7)

Newly Registered Securities

Fees to Be Paid	Equity	Swiss NewCo Class B Shares(1)	—	110,124,000	$9.90(5)	$1,090,227,600	—	$101,064.10

	Equity	Swiss NewCo Warrants(2)	—	39,973,333	$0.72435(6)	$28,954,683.76	—	$2,684.10

	Equity	Swiss NewCo Class B Shares underlying Swiss NewCo Warrants(3)	—	39,973,333	$11.50	$459,693,329.50	—	$42,613.57

	Total Offering Amounts					$1,578,875,613.26		$146,361.77

	Registration Fee Due							$146,361.77

(1)

The number of Class B ordinary shares, nominal value CHF 0.04 per share (“Swiss NewCo Class B Shares”), of Allwyn Entertainment AG, a Swiss stock corporation (Aktiengesellschaft) (“Swiss NewCo”) being registered represents approximately 110,124,000 Swiss NewCo Class B Shares which will ultimately, as described further in the Business Combination Agreement and Registration Statement (each as defined below), be issued by Swiss NewCo in exchange for the sum of (a) 82,800,000 shares of Cohn Robbins Class A common stock, par value $0.0001 per share (“Cohn Robbins Class A Shares”), (b) 20,700,000 shares of Cohn Robbins Class B common stock, par value $0.0001 per share (“Cohn Robbins Class B Shares”) and (c) 6,624,000 Cohn Robbins Class A Shares issuable pursuant to the Business Combination Agreement (as, dated as of January 20, 2022, by and among Cohn Robbins Holdings Corp., SAZKA Entertainment AG, a Swiss stock corporation (Aktiengesellschaft), Swiss NewCo, Allwyn US HoldCo, a Delaware limited liability company and a direct, wholly owned subsidiary of Swiss NewCo and Allwyn Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of US HoldCo (the “Business Combination Agreement”) defined below).

(2)

The number of warrants to purchase Swiss NewCo Class B Shares (“Swiss NewCo Warrants”) being registered represents the aggregate number of Swiss NewCo Warrants issued by Swiss NewCo to holders of (a) 27,600,000 warrants to acquire Cohn Robbins Class A Shares, issued in Cohn Robbins’ initial public offering and (b) 12,373,333 private placement warrants issued and sold to Cohn Robbins Sponsor LLC, a Delaware limited liability company, in a private placement at the time of Cohn Robbins initial public offering.

(3)	Represents the aggregate number of Swiss NewCo Class B Shares underlying the Swiss NewCo Warrants.
(4)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($9.91) and low ($9.89) prices of the Cohn Robbins Class A Shares on the New York Stock Exchange (“NYSE”) on May 16, 2022, a recent date for which the reported high and low prices of the Cohn Robbins Class A Shares were available prior to the initial filing of the Swiss NewCo’s Registration Statement on Form F-4 (the “Registration Statement”) (and such date being within five (5) business days of the date that the Registration Statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($0.80) and low ($0.6487) prices of the Cohn Robbins Warrants on the NYSE on May 16, 2022 a recent date for which the reported high and low prices of the Cohn Robbins Warrants were available prior to the initial filing of the Registration Statement (and such date being within five (5) business days of the date that the Registration Statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.